Exhibit 4.9
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of October __, 2010, by and among (i) NYTEX Energy Holdings, Inc., Inc., a Delaware corporation (the “Company”), (ii) each person listed on Exhibit A attached hereto, as may be amended from time to time (each an “Investor” and, collectively, the “Investors”), and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 13 hereof (each an “Investor Permitted Transferee” and, collectively, the “Investor Permitted Transferees”).
     WHEREAS, the Company has agreed to issue and sell to the Investors (the “Offering”), and the Investors have agreed to purchase from the Company, an aggregate of up to 45 units (each a “Unit” and, collectively, the “Units”) for an aggregate purchase price of $4,500,000 (the “Offering Amount”), subject to an over-allotment option of up to an additional 5 Units ($500,000) (the “Over-allotment Amount”), priced at $100,000 per Unit, with each Unit consisting of (i) 100,000 shares (each a “Unit Share” and, collectively, the “Unit Shares”) of the Company’s Series A Convertible Preferred Stock, $0.001 par value per share (the “Preferred Stock”), and (ii) warrants to purchase 30,000 Shares of Common Stock, $0.001 par value per share (each a “Warrant” and, collectively, the “Warrants”), each of which will entitle the holder to purchase one additional share of Common Stock (each a “Warrant Share” and collectively, the “Warrant Shares”) as provided in the applicable subscription agreement between the Company and each of the Investors (the “Subscription Agreement”); and
     WHEREAS, the Company has agreed to provide certain registration rights with respect to the resale of the Registrable Securities (as defined herein), all on the terms and conditions provided herein; and
     WHEREAS, the terms of the Subscription Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder, for the Company and the Investors to execute and deliver this Agreement.
     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereto hereby agree as follows:
     1. DEFINITIONS. The following terms shall have the meanings provided therefore below or elsewhere in this Agreement as described below:
     “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
     “Closing” shall have the meaning ascribed to such term in the Subscription Agreement.
     “Debenture Unit Holders” shall mean the holders and then permitted transferees of Debenture Unit Registrable Securities.
     “Debenture Unit Registrable Securities” shall mean a total of up to 1,333,333 shares of Common Stock which the Company is required to register pursuant to the Registration Rights

Agreement dated August 13, 2010 by and among the Company and the purchasers under that certain Securities Purchase Agreement dated August 13, 2010 pursuant to which the Company sold units of convertible debentures and common stock warrants.
     “Effectiveness Date” means, (i) with respect to the Initial Registration Statement, as soon as practicable, but no later than one hundred twenty (120) calendar days after the Final Closing, and (ii) with respect to any additional Registration Statements which may be required to be filed hereunder pursuant to Section 3(d) or otherwise, not later than ninety (90) calendar days following the date on which the additional Registration Statement is required to be filed hereunder if it is not subject to a SEC review or if the additional Registration Statement is subject to a SEC review one hundred twenty (120) calendar days after the date such Registration Statement is required to be filed hereunder.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.
     “Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.
     “Filing Date” shall mean, with respect to the Initial Registration Statement, within sixty (60) calendar days after the Final Closing, provided, however, that, if the Filing Date falls on a Saturday, Sunday or other day, that the SEC is closed for business, the Filing Date shall be extended to the next Business Day.
     “Final Closing” shall mean the meaning ascribed to such term in the Confidential Private Placement Memorandum.
     “First Closing” shall have the meaning ascribed to such term in the Subscription Agreement.
     “Holder” means each Investor or any of such Investor’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from a Purchaser or from any Permitted Assignee.
     “Initial Registration Statement” shall mean the initial Registration Statement filed pursuant to this Agreement.
     “Investor Permitted Transferees” as defined in the Preamble.
     “Investors” shall mean, collectively, the Investors and the Investor Permitted Transferees; provided, however, that the term “Investors” shall not include any of the Investors or any of the Investor Permitted Transferees that do not own or hold any Registrable Securities.

     “Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, (e) an entity that is controlled by, controls, or is under common control with a transferor, or (f) a party to this Agreement.
     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or agency or subdivision thereof) or other entity of any kind.
     “Registrable Securities” shall mean the Registrable Unit Shares and the Registrable Warrant Shares.
     “Registrable Unit Shares” shall mean the shares of Common Stock issuable upon conversion of the Unit Shares.
     “Registrable Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of the Warrants.
     “Registration Statement” means any one or more registration statements filed (and/or required to be filed pursuant hereto) with the SEC by the Company on Form S-3, or in the event the Company is not eligible to use Form S-3, on Form S-1, for the purpose of registering the Registrable Securities, including (in each case) the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement. The term “Registration Statement” shall include, but not be limited to, the Initial Registration Statement.
     “Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act and any successor or substitute rule, law or provision.
     “Rule 172” means Rule 172 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.
     “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.
     “Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.
     “SEC” shall mean the United States Securities and Exchange Commission.

     “SEC Guidance” means (i) any publicly-available written guidance, or rule of general applicability of the SEC staff, or (ii) oral or written comments, requirements or requests of the SEC staff to the Company in connection with the review of a Registration Statement.
     “Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.
     “Trading Day” means (a) if the Common Stock is listed or quoted on the NASDAQ Market, then any day during which securities are generally eligible for trading on the NASDAQ Market, or (b) if the Common Stock is not then listed or quoted and traded on the NASDAQ Market, then any Business Day.
     “Unit Shares” as defined in the preamble.
     “Warrant Shares” as defined in the preamble.
     2. EFFECTIVENESS; This Agreement shall become effective and legally binding only if the First Closing occurs.
     3. MANDATORY REGISTRATION.
          (a) The Company shall be required to file an Initial Registration Statement on or prior to the Filing Date registering the Registrable Securities for resale by the Holders as selling stockholders thereunder. On or prior to the Filing Date, the Company shall prepare and file with the SEC an Initial Registration Statement for the purpose of registering under the Securities Act the resale of all, or such portion as permitted by SEC Guidance (and the Company shall make a commercially reasonable effort to advocate with the SEC for the registration of all or the maximum number of the Registrable Securities as permitted by SEC Guidance) of the Registrable Securities by, and for the account of, the Holders as selling stockholders thereunder, that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. No other securities shall be included in the Initial Registration Statement that is filed except for the Registrable Securities and the Debenture Registrable Securities. The Company shall cause a Registration Statement to be declared effective by the SEC under the Securities Act as promptly as practicable after the filing thereof, but in any event on or prior to the applicable Effectiveness Date.
          (b) The Company shall be required to keep a Registration Statement effective until such date that is the earlier of (the “Effectiveness Period”) (i) the date as of which all of the Holders as selling stockholders thereunder may sell all of the Registrable Securities registered for resale thereon without restriction pursuant to Rule 144 or (ii) the date when all of the Registrable Securities registered thereunder shall have been sold (such date is referred to herein as the “Mandatory Registration Termination Date”). Thereafter, the Company shall be entitled to withdraw such Registration Statement and the Holders shall have no further right to offer or sell any of the Registrable Securities registered for resale thereon pursuant to the respective Registration Statement (or any prospectus relating thereto).

          (c) Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities and Debenture Unit Registrable Securities to be registered in the Initial Registration Statement (and the Company has made a commercially reasonable effort to advocate with the SEC for the registration of all or a greater number of such registrable securities), the number of Registrable Securities and Debenture Unit Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis among the Investors and the Debenture Unit Holders based on the total number of unregistered Registrable Securities and Debenture Unit Registrable Securities held by the Holders and the Debenture Unit Holders, respectively, on a fully diluted basis. With respect to such pro rata reduction on Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by the Registrable Securities represented by the Registrable Warrant Shares (applied, in the case that some Registrable Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Registrable Warrant Shares held by such Holders), and second by Registrable Securities represented by Registrable Unit Shares (applied, in the case that some Registrable Unit Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Unit Shares held by such Holders). The Company shall file a new registration statement as soon as reasonably practicable covering the resale by the Holders and the Debenture Unit Holders of not less than the number of such Registrable Securities and the Debenture Unit Registrable Securities, respectively, that are not registered in the Initial Registration Statement. The Company shall not be liable for liquidated damages under Section 5(a) as to any Registrable Securities which are not permitted by the SEC to be included in a Registration Statement due solely to SEC Guidance from time to time. In such case, any liquidated damages payable under Section 5(a) shall be calculated to apply only the percentage of Registrable Securities which are permitted in accordance with SEC Guidance to be included in such Registration Statement.
          (d) If during the Effectiveness Period, subject to Section 3(a) and Section 3(c), the Company becomes aware that the number of Registrable Securities at any time exceeds the number of Registrable Securities then registered for resale in a Registration Statement, then the Company shall file as soon as reasonably practicable an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities that are not then registered.
          (e) Notwithstanding any other provision of this Agreement, if during the Effectiveness Period any of the Registrable Securities become eligible for resale without restriction pursuant to Rule 144 (the “Rule 144 Eligible Securities”) then the number of Registrable Securities outstanding at any one time shall be reduced by the number of Rule 144 Eligible Securities and the Company may at its option file an amendment to any Registration Statement to reduce the number of Registrable Securities accordingly. The Company acknowledges that the Company’s obligation to file its periodic disclosure documents for the twelve (12) month period preceding the date of sale is a “restriction” as that term is used in the first sentence of this Section 3(e).

     4. PIGGYBACK REGISTRATION.
          (a) If, at any time, commencing on the date of the First Closing, the Company proposes to prepare and file with the SEC a registration statement under the Securities Act, the Company will give written notice to each Holder of its intention to do so by certified mail and shall include all of the Registrable Securities in such registration statement; provided, however, that in connection with any offering involving an underwriting of shares of Common Stock, the Company shall not be required to include the Registrable Securities of any Holder in such registration statement unless they accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. In the event that the underwriters determine that less than all of the Registrable Securities required to be registered can be included in such offering, then the Registrable Securities that are included shall be apportioned, among the Investors and the Debenture Unit Holders on a pro rata basis based on the total number of unregistered Unit Shares and Debenture Unit Registrable Securities held by such Investors and the Debenture Unit Holders and requested to be included in the Registration Statement on a fully diluted basis. The Company shall use its best efforts to effect the registration under the Securities Act of the Registrable Securities at the Company’s sole cost and expense and at no cost or expense to the Holders (other than any commission, discounts or counsel fees payable by the Holders, as further provided in Section 7 hereof).
          (b) Notwithstanding the preceding provisions of this Section 4, the Company shall have the right any time after it shall have given written notice pursuant to this Section 4 (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.
          (c) The Company shall use its commercially reasonable efforts to cause the registration statement filed pursuant to this Section 4 to become effective as promptly as possible under the circumstances at the time prevailing and, if any stop order shall be issued by the SEC in connection therewith, to use its reasonable efforts to obtain the removal of such order.
          (d) To the extent any Registrable Securities of the Holders are included in such registration statement, the Company shall notify each Holder by facsimile or e-mail as promptly as practicable, and in any event, within two (2) Trading Days, after such registration statement is declared effective and shall simultaneously provide the Holders with a copy of any related prospectus to be used in connection with the sale or other disposition of the Registrable Securities covered thereby.
     5. PENALTIES/SUSPENSION OF A REGISTRATION STATEMENT.
          (a) If: (i) the Initial Registration Statement and any other Registration Statement is not filed on or prior to the Filing Date, or (ii) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Initial Registration Statement or any other Registration Statement will not be “reviewed” or not be subject to further review, or (iii) prior to the

Effectiveness Date of the Initial Registration Statement or any other Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Initial Registration Statement or any other Registration Statement within ten (10) Business Days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Initial Registration Statement or any other Registration Statement to be declared effective, or (iv) subject to the tolling provisions contained herein, as to, in the aggregate among all Investors on a pro rata basis based on the amount of Registrable Securities held by each of them, respectively, the lesser of (A) all of the Registrable Securities and (B) the maximum number of Registrable Securities permitted by SEC Guidance (collectively, the “Initial Shares”), a Registration Statement registering for resale all of the Initial Shares is not declared effective by the SEC by the Effectiveness Date, or (v) after the Effectiveness Date of the Initial Registration Statement or any other Registration Statement, subject to the tolling provisions contained herein, such Initial Registration Statement or other Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Initial Registration Statement or other Registration Statement, as applicable, or the Investors are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive Business Days or more than an aggregate of twenty (20) Business Days during any twelve (12) month period (which need not be consecutive Business Days), provided, however, that no payments provided below shall be required in connection with a Suspension Period (as hereinafter defined) (any such failure or breach being referred to as an “Event,” and for purposes of clause (i), (iv) or (v) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five (5) Trading Day period is exceeded, or for purposes of clause (iii) the date which such ten (10) Business Day period is exceeded, or for purposes of clause (v) the date on which such ten (10) or twenty (20) Business Day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Investors may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall, subject to Section 3(c), pay to each Investor on a monthly basis within three (3) Business Days of the end of the month an amount in cash, as liquidated damages and not as a penalty, equal to two percent (2.0%) of the aggregate purchase price paid by such Investor pursuant to the Subscription Agreement for any Registrable Securities then held by such Investor (as applicable under clause (iv)) that are not then eligible for resale pursuant to the Initial Registration Statement or other Registration Statement. The parties agree that the maximum aggregate liquidated damages payable to an Investor under this Agreement shall be twelve percent (12%) of the aggregate amount paid by such Investor for its respective Registrable Securities pursuant to the Subscription Agreement. If the Company fails to pay any liquidated damages pursuant to this Section 5(a) in full within ten (10) calendar days after the date payable, the Company will be required to pay such liquidation damages in cash only and shall pay interest thereon at a rate of eighteen (18%) percent per annum (or such lesser maximum amount that is required to be paid by applicable law) to the Investor, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full; provided, however, that if the tenth calendar day after the date payable is not a Business Day then the payment shall be due on the next Business Day. The liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

          (b) The Company shall notify each Holder by facsimile or e-mail as promptly as practicable, and in any event, within one (1) Trading Day, after a Registration Statement is declared effective and shall simultaneously provide each Holder with an electronic copy of any related prospectus to be used in connection with the sale or other disposition of the Registrable Securities covered thereby. Failure to notify the Holders in accordance with this Section 5(b) shall be deemed an Event under Section 5(a).
          (c) No Investor shall be entitled to a payment pursuant to this Section 5 if effectiveness of a Registration Statement has been delayed or a prospectus has been unavailable as a result of (i) a failure by such Investor to promptly provide on request by the Company the information required under the Subscription Agreement or this Agreement or requested by the SEC as a condition to effectiveness of a Registration Statement; (ii) the provision of inaccurate or incomplete information by such Investor; or (iii) a statement or determination of the SEC that any provision of the rights of the Investor under this Agreement are contrary to the provisions of the Securities Act.
     6. OBLIGATIONS OF THE COMPANY. In the event the Company files a Registration Statement with the SEC in connection with Section 3 or Section 4 hereof that covers the Registrable Securities and uses its commercially reasonable efforts to cause a Registration Statement to become effective, the Company shall, as expeditiously as reasonably possible:
          (a) Prepare and file with the SEC such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a Registration Statement;
          (b) Furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 6(a) above) as the selling Holders may reasonably request in order to facilitate the disposition of such selling Holders’ Registrable Securities;
          (c) Use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during a period of effectiveness, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a prospectus in connection with any disposition of Registrable Securities; notify the selling Holders of the happening of any event as a result of which the prospectus included in or relating to a Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, subject to Section 12 hereof, the Company will promptly prepare (and, when completed, give notice and provide a copy thereof to each selling Holder) a supplement or amendment to such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, however, that upon such notification by the Company (which shall be a Suspension pursuant to Section 12), the selling Holders will not offer or sell Registrable Securities until the Company has notified the selling Holders that it has prepared a supplement or amendment to such prospectus and filed it with the SEC or, if the Company does not then meet the conditions for the use of Rule 172, delivered copies of such supplement or amendment to the selling Holders (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company’s obligation to promptly prepare a prospectus amendment or supplement as above provided in this Section 6(c) and deliver copies of same as above provided in Section 6(b) hereof); and
          (d) Use its best efforts to register and qualify the Registrable Securities covered by a Registration Statement under such other securities or Blue Sky laws of such states as shall be reasonably appropriate in the opinion of the Company, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Securities be borne by the selling Holders, then the selling Holders shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses.
          (e) Subject to the terms and conditions of this Agreement, including Section 3 and Section 4 hereof, the Company shall use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in the United States, and (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Securities of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding such purpose.
          (f) The Company shall (i) comply with all requirements of FINRA with regard to the issuance of the Registrable Securities and the listing thereof on the OTC Bulletin Board and such other securities exchange or automated quotation system, as applicable, and (ii) engage a transfer agent and registrar to maintain the Company’s stock ledger for all Registrable Securities covered by a Registration Statement not later than the effective date of a Registration Statement.
          (g) The Company will file a Registration Statement and all amendments and supplements thereto electronically on EDGAR.
     7. OBLIGATIONS OF THE HOLDERS.
          (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company a completed Selling Stockholder Questionnaire in the form attached as Exhibit B hereto (the “Selling Stockholder Questionnaire”) and such other information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement. The Company shall not be required to include the Registrable Securities of any Holder who fails to furnish to the Company a fully completed Selling Stockholder Questionnaire at least three (3) Trading Days prior to the Filing Deadline. Additionally, each Holder shall promptly notify the Company of any changes in the information furnished in the Selling Stockholder Questionnaire or otherwise to the Company.
          (b) Each Holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing that such Holder elects to exclude all of its Registrable Securities from such Registration Statement.
          (c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(c), each Holder shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until such Holders receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(c) or receipt of notice that no supplement or amendment is required.
          (d) Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sale of Registrable Securities pursuant to any Registration Statement.
     8. EXPENSES OF REGISTRATION.
          (a) Except as set forth in Section 6(d), all expenses incurred in connection with the registration of the Registrable Securities pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts), including without limitation all registration and qualification and filing fees, printing, fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, the Holders shall be required to pay the expenses of counsel and any other advisors for the Holders and any brokerage or other selling discounts or commissions and any other expenses incurred by the Holders for their own account.
          (b) Until such time as all of the Registrable Securities have been sold pursuant to an effective Registration Statement, the Company shall take such reasonable action as the Holder may request (including, without limitation, promptly obtaining any required legal opinions from Company counsel necessary to effect the sale of the Registrable Securities under Rule 144 and paying the related fees and expenses of such counsel), all to the extent required from time to time to enable such Holder to sell the Registrable Securities without registration under the Securities Act pursuant to the provisions of Rule 144 under the Securities Act (or any successor provision). The Company further covenants to take such action and to provide such legal opinions within five (5) Business Days after receipt from such Holder (or its representative) of documentation reasonably required by the Company counsel to provide such opinion.
     9. DELAY OF REGISTRATION. The Holders shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

     10. INDEMNIFICATION.
          (a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and each officer and director of such selling Holder and each person, if any, who controls such selling Holder, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in a Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to a Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration of the Registrable Securities; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Holder’s behalf; and will reimburse such selling Holder, or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission made in connection with a Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to a Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with a Registration Statement or any such preliminary prospectus or final prospectus by the selling Holders or (ii) at any time when the Company has advised the Holder in writing that the Company does not meet the conditions for use of Rule 172 and as a result that the Holder is required to deliver a current prospectus in connection with any disposition of Registrable Securities, an untrue statement or alleged untrue statement or omission in a prospectus that is (whether preliminary or final) corrected in any subsequent amendment or supplement to such prospectus that was delivered to the selling Holder before the pertinent sale or sales by the selling Holder.

          (b) To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed a Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in a Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to a Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission (i) was made in a Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to a Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by the selling Holder expressly for use in connection with a Registration Statement, or any preliminary prospectus or final prospectus or (ii) at any time when the Company has advised the Holder in writing that the Company does not meet the conditions for use of Rule 172 and as a result that the Holder is required to deliver a current prospectus in connection with any disposition of Registrable Securities, was corrected in any subsequent amendment or supplement to such prospectus that was delivered to the selling Holder before the pertinent sale or sales by the selling Holder; and such selling Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or other selling Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of each selling Holder hereunder shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities giving rise to such liability, and provided further, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Holder(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld).
     (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel satisfactory to the indemnifying party or indemnifying parties, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 10 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action). In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and one local counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.
          (d) Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the indemnified party.
          (e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or a Holder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this subsection to contribute are several in proportion to their sales of Registrable Securities to which such loss relates and not joint. In no event shall the contribution obligation of a Holder be greater in amount than the dollar amount of the net proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 10 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.
          (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 10, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 10 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in a Registration Statement as required by the Securities Act and the Exchange Act.
     11. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell the Registrable Securities to the public without registration, the Company agrees: (i) to make and keep public information available as those terms are understood in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act pursuant to Rule 144, (iii) as long as any Holder owns any Registrable Securities, to furnish in writing upon such Holder’s request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Holder a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Holder of any rule or regulation of the SEC permitting the selling of any such Registrable Securities without registration and (iv) undertake any additional actions reasonably necessary to maintain the availability of the use of Rule 144.
     12. SUSPENSION. Notwithstanding anything in this Agreement to the contrary, in the event (i) of any non-voluntary demand on the Company by the SEC or any other federal or state governmental authority during the period of effectiveness of a Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which requires to comply with applicable law the making of any changes in a Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall furnish to the selling Holders a certificate signed by the President or Chief Executive Officer of the Company setting forth in detail the facts relating to one or more of the above described circumstances, and the right of the selling Holders to use a Registration Statement (and the prospectus relating thereto) shall be suspended for a period (the “Suspension Period”) of not more than ten (10) days after delivery by the Company of the certificate referred to above in this Section 12. During the Suspension Period, none of the Holders shall offer or sell any Registrable Securities pursuant to or in reliance upon a Registration Statement (or the prospectus relating thereto). The Company shall use its best efforts to terminate any Suspension Period as promptly as practicable.
     13. TRANSFER OF REGISTRATION RIGHTS. A Holder shall have the right and may transfer or assign, at any time and from time to time, in whole or in part, to one or more Persons its rights hereunder in connection with the transfer of the Registrable Securities by such Holder to such person, provided that (a) such Holder complies with all laws applicable thereto, (b) the Company is furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities to which such registration rights are being transferred, (c) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing (i) that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D, (ii) to be bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit C hereto and (iii) agree to deliver the FINRA Lock-Up if so requested by FINRA.
     14. ENTIRE AGREEMENT. This Agreement, the Warrants, the Placement Agency Agreement, the Subscription Agreement and other documents relating to the Offering (and all exhibits and supplements to such documents) constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.
     15. MISCELLANEOUS.
          (a) This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Company and the holders of a majority of the Registrable Securities issued and outstanding or issuable upon conversion of Unit Shares and exercise of the Warrants; provided, that, no consent shall be required in order to add additional Investors as parties hereto in accordance with the Offering.
          (b) This Agreement shall be governed by and construed and enforced solely and exclusively in accordance with the internal laws of the State of New York and without regard to any conflicts of laws principles thereof, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, permitted transferees, successors or assigns. This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Registrable Securities.
          (c) Each of the parties hereto irrevocably and expressly submits to the exclusive and sole jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
          (d) Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be in writing and shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder, and shall be deemed sufficient upon receipt when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three (3) business days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below:
          (i) All correspondence to the Company shall be addressed as follows:
NYTEX Energy Holdings, Inc.
12222 Merit Drive, Suite 1850
Dallas, TX 75251
Attention: Michael Galvis, CEO
Facsimile: (972) 770-4701
          with a copy to:
Strasburger & Price, LLP
901 Main Street, Suite 4400
Dallas, TX 75202
Attention: Kevin S. Woltjen, Esq.
Facsimile: (214) 651-2344
          (ii) All correspondence to any Investor shall be sent to such Investor at the address set forth in the Investor Counterpart Signature Page to the Subscription Agreement.

          (iii) Any entity may change the address to which correspondence to it is to be addressed by written notification as provided for herein.
          (e) The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.
          (f) Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.
          (g) This Agreement may be executed in a number of counterparts, any of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.
[Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

NYTEX ENERGY HOLDINGS, INC.
By:
Michael K. Galvis
Chief Executive Officer

THE INVESTOR’S SIGNATURE TO THE APPLICALBE SUBSCRIPTION AGREEMENT DATED OF EVEN DATE HEREWITH SHALL CONSTITUTE THE INVESTOR’S SIGNATURE TO THIS REGISTRATION RIGHTS AGREEMENT.
Signature Page to Registration Rights Agreement

EXHIBIT A
INVESTOR LIST
A-1

Exhibit B
NYTEX ENERGY HOLDINGS, INC.
Registering Stockholder Notice and Questionnaire
[Contained in Booklet containing Investor Signature Pages and Questionnaires provided in connection with the Offering]
B-1

EXHIBIT C
Instrument of Adherence
     Reference is hereby made to that certain Registration Rights Agreement, dated as of October __, 2010, among NYTEX Energy Holdings, Inc., a Delaware corporation (the “Company”), the Investors and the Investor Permitted Transferees, as amended and in effect from time to time (the “Registration Rights Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.
     The undersigned, in order to become the owner or holder of [___________] shares of the Company’s Series A Convertible Preferred Stock, $0.001 par value per share (the “Preferred Stock”) or [____________] shares of common stock, par value $0.001 per share of the Company (the “Common Stock”), or a Warrant or Warrants to purchase [_______] Warrant Shares, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of an Investor Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Investor Permitted Transferees. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.
     Executed as of the date set forth below under the laws of the State of ______.

Signature:
Name:
Title:

Accepted:
[___________________]

By:
Name:
Title:
Date:______________, 20__
C-1